Exhibit 99.1

Whitehall Jewelers Purchases Certain Assets of
Friedman’s Jewelers and Crescent Jewelers

Chicago—April 11, 2008—Whitehall Jewelers Holdings, Inc. (OTC BB: WHJH), a leading national specialty retailer of fine jewelry, announced today that its wholly owned subsidiary, Whitehall Jewelers, Inc. has acquired certain assets of, and has assumed certain leases from, Friedman’s, Inc. and Crescent Jewelers (collectively, Friedman's) for approximately $14.3 million. Whitehall is acquiring the inventory, prepaid assets, deposits and other tangible property related to 78 Friedman's stores and plans to continue to operate substantially all of these retail locations as either Whitehall or Lundstrom stores. Whitehall may additionally acquire certain consignment goods currently held for sale by Friedman’s, subject to obtaining certain consents.

Edward Dayoob, Chairman and Chief Executive Officer of Whitehall commented, “We are very pleased to have capitalized on this opportunity, which fits well into a corporate strategy that includes growing the business through acquisitions. The acquisition of these assets considerably increases the number of jewelry stores that we will operate and will increase our market share. It also will allow us to strengthen our current Whitehall operations as well as leverage our management team and existing infrastructure, which we expect will result in a more competitive company overall.”

The purchase price, which is subject to adjustment after a physical inventory is completed by a third party, was equal to 63% of the aggregate cost value of the inventory. Whitehall paid 67% of the purchase price at closing, and has delivered an irrevocable standby letter of credit to Friedman’s to secure its obligation to pay the balance. The Friedman assets were sold in connection with a bankruptcy proceeding concerning Friedman’s in the United States Bankruptcy Court for the District of Delaware. The Bankruptcy Court entered an order approving this sale of assets on April 10, 2008.

Whitehall is financing the purchase price for this acquisition through borrowing under its revolving credit facility, which was amended to permit additional borrowings simultaneous with the closing of the asset acquisition, and will be borrowing an additional $5 million from PWJ Lending II LLC, an affiliate of Prentice Capital Management, LP, under the Company’s existing Term Loan Credit Agreement which will be used to reduce its borrowings under the revolving credit facility.

About Whitehall Jewelers

Whitehall Jewelers is a national specialty retailer of fine jewelry offering a selection of merchandise in the following categories: diamonds, gold, precious and semi-precious jewelry and watches. As of April 2, 2008, it operated 297 stores in regional and super-regional malls under the names Whitehall and Lundstrom. For more information visit: www.whitehalljewelers.com.

Cautionary Statement Concerning Forward-Looking Information

This report contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include Information relating to Whitehall that are based on the current beliefs of Whitehall’s management as well as assumptions made by and information currently available to management, including statements related to Whitehall's financial results, liquidity, financing activities, and related expectations, estimates and beliefs. When used in this report, the words "expects," “believes,” “intent,” “may,” “will” and similar expressions and their variants, as they relate to Whitehall or Whitehall’s management, may identify forward-looking statements. Such statements reflect Whitehall’s judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, which may have a significant impact on Whitehall’s business, operating results or financial condition. These forward-looking statements are based on estimates and assumptions by Whitehall's management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: (i) Whitehall's substantial indebtedness; (ii) the value of the acquired inventory and consignment goods; (iii) the value of Whitehall's inventory; (iv) availability of financing; and (v) adverse economic conditions. The foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. Whitehall undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

Contacts:

Peter Michielutti
Chief Financial Officer
Phone: (312) 782-6800

John Mills/ Ina McGuinness
Integrated Corporate Relations
Phone: (310) 954-1100